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                                                                    EXHIBIT 10.1


                        FARMERS & MERCHANTS BANCORP, INC.

                       2005 LONG-TERM STOCK INCENTIVE PLAN



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                        FARMERS & MERCHANTS BANCORP, INC.
                      2005 LONG -TERM STOCK INCENTIVE PLAN

SECTION 1. PURPOSE

                  The purpose of this 2005 Long-Term Stock Incentive Plan (the "Plan") is to promote the long-term success of Farmers & Merchants Bancorp, Inc. (the "Company") by providing financial incentives to employees of the Company and its subsidiaries who are in positions to make contributions toward such success. The Plan is designed to attract individuals of outstanding ability to employment with the Company and its subsidiaries and to encourage employees to acquire a proprietary interest in the Company through stock ownership, to continue employment with the Company and its subsidiaries, and to render superior performance during such employment.

SECTION 2. DEFINITIONS

                  (a) "Board" means the Board of Directors of the Company.

                  (b) "Change of Control" means and shall be deemed to have occurred on (i) the date upon which a Schedule 13D would be required to be filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 indicating that a group or person, as defined in Rule 13d-3 under said Act, has become the beneficial owner of 35% or more of the outstanding Voting Shares; (ii) the date of a change in the composition of the Board such that individuals who were members of the Board on the date one year prior to such change (or who were subsequently elected to fill a vacancy in the Board, or were subsequently nominated for election by the Company's shareholders, by the affirmative vote of a majority of the directors then still in office who were directors at the beginning of such one year period) no longer constitute a majority of the Board; (iii) the date the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving entity) at least 50% of the total voting power represented by the Voting Shares of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the date shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets; provided however, that notwithstanding the forgoing a Change of Control shall not be deemed to have occurred in connection with any transaction or series of transactions if such does not constitute a permitted Change of Control as defined by Section 409(a)(2)(A)(v) of the Code, IRS Notice 2005-1 and any subsequent Treasury Regulations issued thereunder.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" means the committee referred to in Section 4.

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                  (e) "Company" means Farmers & Merchants Bancorp, Inc., an Ohio corporation, and when used with reference to employment of a Participant, Company includes any Subsidiary of the Company.

                  (f) "Employee" means an employee of the Company or a Subsidiary who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary.

                  (g) "Fair Market Value" means the value determined by the Committee, provided that such value shall be in accordance with applicable provisions of the Code and related regulations promulgated under the Code.

                  (h) "Gross Misconduct" means engaging in any act or acts involving conduct which violates Company policy or is illegal and which results, directly or indirectly, in personal gain to the individual involved at the expense of the Company or a Subsidiary.

                  (i) "Incentive Award" means an Option, Restricted Share Award, Performance Award, or Share Award granted under the Plan.

                  (j) "Incentive Stock Option" means an Option that is an Incentive Stock Option, as defined in Section 422 of the Code.

                  (k) "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

                  (l) "Option" means a right to purchase Shares at a specified price; "Optionee" means the holder of an Option.

                  (m) "Participant" means an Employee selected to receive an Incentive Award.

                  (n) "Performance Award" means a right to receive Restricted Shares, Shares, cash, or a combination thereof, contingent upon the attainment of performance objectives determined in the discretion of the Committee as more fully set forth at Section 8 hereof.

                  (o) "Plan" means the 2005 Stock Incentive Plan as herein set forth as the same shall be amended from time to time.

                  (p) "Restricted Share Award" means a right to receive Shares that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met; "Restricted Shares" means Shares, which are the subject of a Restricted Share Award; and "Restricted Period" shall have the meaning ascribed to it at Section 7(a).

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                  (q) "Share Award" means an award of Shares that the Committee in its discretion determines to grant to one or more Employees under the Plan that is neither a Performance Award or an award of Restricted Shares.

                  (r) "Shares" means the Common Shares, no par value, of the Company.

                  (s) "Subsidiary" means any company more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by the Company.

                  (t) "Voting Shares" means any securities of the Company, which vote generally in the election of directors of the Company.

SECTION 3. SHARES SUBJECT TO THE PLAN

                  (a) Maximum Number. The maximum number of Shares that may be subject to Incentive Awards granted pursuant to the Plan shall be two hundred thousand (200,000), subject to adjustment in accordance with Section 3(c). The Shares that may be issued pursuant to Incentive Awards may be authorized and unissued Shares or Shares held in the Company's treasury. In the event of a lapse, expiration, termination, or cancellation of any Incentive Award granted under the Plan without the issuance of Shares or the payment of cash, or if Shares are issued under a Restricted Share Award and are reacquired by the Company as a result of rights reserved upon the issuance thereof, the Shares subject to or reserved for such Incentive Award shall no longer be charged against the 200,000 Share maximum and may again be used for new Incentive Awards.

                  (b) Maximum Number - Per Employee. The maximum Incentive Awards that may be granted to each Employee in each fiscal year of the Company is as follows:

                           (i) With respect to Options, no more than twenty
                  thousand (20,000) Shares may be subject to options granted in the year;

                           (ii) With respect to Restricted Shares (not issued in
                  connection with Performance Awards), no more than twenty thousand (20,000) such Shares may be awarded in the year; and

                           (iii) With respect to Performance Awards, no more
                  than twenty thousand (20,000) Shares may be awarded in the year the award is made regardless of the year the award is earned or paid).

                  (c) Adjustment. The Board may make or provide for such adjustments in the numbers of Shares covered by outstanding Options or Performance Shares granted hereunder, in the option exercise prices per share applicable to such Options, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights

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of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards to be replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 3(a) and Section 3(b) as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 3(c).

SECTION 4. ADMINISTRATION

                  (a) Committee. The Plan shall be administered by the Compensation Committee of the Board, or at the discretion of the board a committee which shall be comprised of three or more directors, who shall from time to time be appointed by, and serve at the pleasure of, the Board ("Committee"). Each director serving on the Committee shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Code
Section 162(m). The Board shall also have the authority to exercise the powers and duties of the Committee; and until the Board determines otherwise by formal resolution, all powers of the Committee under the Plan shall be exercised by the Board.

                  (b) Authority. The Committee shall have and exercise all the power and authority granted to it under the Plan. Subject to the provisions of the Plan, the Committee shall have authority in its sole discretion from time to time (i) to designate from Employees the persons to whom Incentive Awards are granted; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate, including establishing and administering Performance Goals, as defined in Section 8(a), and certifying whether the Performance Goals have been attained; (iii) to interpret the Plan and to adopt, amend and rescind rules and regulations relating to the Plan; and
(iv) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

                  (c) Committee Actions. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be acts of the Committee. All such actions shall be final, conclusive, and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Incentive Award thereunder.

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                  (d) Interpretation and Construction. Any provision of this
Plan to the contrary notwithstanding, (i) certain designated Incentive Awards under this Plan are intended to qualify as performance-based compensation within the meaning of Code Section 162(m)(4)(C) and (ii) any provision of the Plan that would prevent a designated Incentive Award from so qualifying shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

SECTION 5. ELIGIBILITY AND INCENTIVE AWARDS

                  (a) Eligible Employees. The Committee may grant Incentive Awards to officers and other Employees.

                  (b) Incentive Awards. Incentive Awards may be granted in any one or more combinations of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Restricted Share Awards, (iv) Share Awards and (v) Performance Awards. All Incentive Awards shall be subject to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the Plan, including without limitation, designation of Participants, the form, amount and timing of Incentive Awards, the terms and provisions of Incentive Awards, and the written agreements evidencing Incentive Awards, need not be uniform and may be made selectively among employees who receive, or are eligible to receive, Incentive Awards hereunder, whether or not such employees are similarly situated.

                  (c) Employment. The Plan and the Incentive Awards granted hereunder shall not confer upon any Employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an Employee at any time and for any reason.

SECTION 6. OPTIONS

                  The Committee may grant Incentive Stock Options and Nonqualified Stock Options and such Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

                  (a) Option Price. The option price per Share with respect to each Option shall be determined by the Committee but shall not be less than the Fair Market Value of a Share on the date the Option is granted.

                  (b) Period of Option. The Committee shall fix the period of each Option but in no case may an option be exercised more than ten years after the date of its grant.

                  (c) Exercise of Option. Unless the Committee determines otherwise, an Option shall become exercisable with respect to 20% of the Shares subject to the option on the first, second, third, fourth and fifth annual anniversary date of the date of


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grant of the Option, subject to the provisions of Section 6(d) relating to continuous employment. Any Shares not purchased during a specified period may be purchased thereafter at any time prior to the expiration of the Option unless the Committee determines otherwise. The Committee may at any time remove or alter any restriction on exercise of an Option that was imposed by the Committee.

                  (d) Termination of Employment. Unless otherwise determined by the Committee and contained in the grant form with respect thereto, no Option may be exercised under the Plan unless the Optionee has been continuously employed by the Company from the date of grant of the Option to the date of exercise except that an Option may, subject to the ten year limitation at
Section 6(b), be exercised (i) within one year of cessation of employment in the case of early retirement or death; and (ii) within three years of cessation of employment in the case of normal retirement or disability. After termination of employment Options may be exercised only to the extent they could have been exercised on the date of the Optionee's termination of employment. The Committee shall determine whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment. Any limitation imposed by the Code with respect to the exercisability of an Incentive Stock Option upon termination of employment which is more restrictive than the forgoing shall supercede the provisions hereof.

                  (e) Limits on Incentive Stock Options. Except as may be permitted by the Code, the Fair Market Value of Shares (determined at the time of grant of Options) as to which Incentive Stock Options held by an Optionee first become exercisable in any calendar year shall not exceed $100,000. In addition, no Incentive Stock Option shall be granted to an Employee who possesses, directly or indirectly (within the meaning of Code Section 424(d)), at the time of grant more than 10% of the combined voting power of all classes of stock of the Company unless the option price is at least 110% of the Fair Market Value of the Shares subject to the Option on the date such Option is granted and such Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

                  (f) Notice of Exercise and Payment. An Option granted under the Plan may be exercised by the Optionee giving written notice of exercise to the Committee. The Option price for the Shares purchased shall be paid in full at the time such notice is given. An Option shall be deemed exercised on the date the Committee receives written notice of exercise, together with full payment for the Shares purchased. The Option price shall be paid to the Company either in cash, by delivery to the Company of Shares already-owned by the Optionee or any combination of cash and such Shares. The Committee may, however, at any time and in its discretion, adopt guidelines limiting or restricting the use of already-owned Shares to pay all or any portion of the Option price. In the event already-owned Shares are used to pay all or a portion of the Option price, the amount credited to payment of the Option price shall be the Fair Market Value of the already-owned Shares on the date the Option is exercised.

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                  (g) Fractional Shares. No fractional shares shall be issued pursuant to the exercise of an Option, nor shall any cash payment be made in lieu of fractional shares.

                  (h) Repricing of Options. Without approval of shareholders of the Company, the option exercise price per share of any previously granted option will not, whether through amendment, cancellation, replacement grants or any other means, be lowered, except for adjustments pursuant to Section 3(c).

SECTION 7. RESTRICTED SHARE AWARDS

                  The Committee may issue Shares to an Employee which Shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Restricted Share Award:

                  (a) General. With respect to each grant of Restricted Shares, the Committee, in its sole discretion, shall determine the period or periods during which the restrictions set forth at Subsection 7(b) shall apply to the Restricted Shares (the "Restricted Period"); and unless the Committee determines otherwise at the time of grant, 20% of the Shares included in the grant shall have a Restricted Period of one year, 20% a Restricted Period of two years, 20% a Restricted Period of three years, 20% a Restricted Period of four years, and 20% a Restricted Period of five years.

                  (b) Restrictions. At the time of grant of Restricted Shares to an Employee, a certificate or certificates representing the number of Shares granted and included in each Restricted Period shall be registered in his name but shall be held by the Company for the account of the Employee. The Employee shall have the entire beneficial ownership interest in, and all rights and privileges of a shareholder as to, such Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, subject to the following restrictions: (i) subject to Section 7(c), the Employee shall not be entitled to delivery of any Share certificate until the expiration of the Restricted Period with respect to that particular certificate; (ii) Restricted Shares may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period applicable to the particular shares; and (iii) Restricted Shares shall be forfeited and all rights of the Employee to such Restricted Shares shall terminate without further obligation on the part of the Company unless the Employee remains in the continuous employment of the Company for the entire Restricted Period in relation to which such Restricted Shares were granted, except as provided by Section 7(c). Any Shares received with respect to Restricted Shares as a result of a recapitalization adjustment pursuant to Section 3(b) shall be subject to the same restrictions as such Restricted Shares.

                  (c) Termination of Employment.

                           (i) Retirement. If an Employee ceases to be employed
                  by the Company prior to the end of a Restricted Period by reason of normal retirement under a retirement plan of the Company or the Employee

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                  otherwise retires with the consent of the Company, the number of Restricted Shares granted to such Employee for such Restricted Period shall be reduced in proportion to the Restricted Period (determined on a quarterly basis) remaining after the Employee ceases to be an Employee and all restrictions on such reduced number of Shares shall lapse. A certificate for such Shares shall be delivered to the Employee in accordance with the provisions of Section 7(d) hereof. The Committee may, if it deems appropriate, direct that the Employee receive a greater number of Shares free of all restrictions but not exceeding the number of Restricted Shares then subject to the restrictions of Section 7(b).

                           (ii) Death. If an Employee ceases to be employed by
                  the Company prior to the end of a Restricted Period by reason of death, the Restricted Shares granted to such Employee shall immediately vest in his beneficiary or estate and all restrictions applicable to such Shares shall lapse. A certificate for such Shares shall be delivered to the Employee's beneficiary or estate in accordance with the provisions of Subsection 7(d).

                           (iii) All Other Terminations. If an Employee ceases
                  to be an Employee prior to the end of a Restricted Period for any reason other than retirement or death, the Employee shall immediately forfeit all Restricted Shares then subject to the restrictions of Section 7(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow an Employee whose employment has so terminated to retain any or all of the Restricted Shares then subject to the restrictions of Section 7(b) and all restrictions applicable to such retained shares shall lapse. A certificate for such retained shares shall be delivered to the Employee in accordance with the provisions of Section 7(d).

                  (d) Payment of Restricted Shares. At the end of the Restricted Period or at such earlier time as provided for in Subsection 7(c), all restrictions applicable to the Restricted Shares shall lapse and a Share certificate for a number of Shares equal to the number of Restricted Shares, free of all restrictions, shall be delivered to the Employee or his beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Share but will pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional Share to the Employee or his beneficiary or estate, as the case may be.

SECTION 8. PERFORMANCE AWARDS

                  The Committee may grant to Employees Performance Awards that shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe in connection with the grant of a Performance Award:

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                  (a) Award Period and Performance Goals. The Committee shall determine and include in a Performance Award the period of time during which a Performance Award may be earned ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, Subsidiary or division during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

                  With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) select the Employees for such Incentive Awards,
(ii)establish in writing the applicable performance goals no later than 90 days after the commencement of the period of service to which the performance goals relates (or such earlier or later date as may be the applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and (iii)designate the Performance Awards that are to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C).

                  The Committee shall establish in writing the Performance Goals for each Award Period, which may be based on any of the following performance criteria, either alone or in any combination, on either a consolidated or business unit or divisional level, and which shall include or exclude discontinued operations and acquisition expenses, as the Committee may determine: level of sales, earnings per share, income before income taxes and cumulative effect of accounting changes, income before cumulative effect of accounting changes, net income, return on assets, return on equity, return on capital employed, total stockholder return, market valuation, cash flow and completion of acquisitions. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; and effects of divestitures. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

                  (b) No Discretion. With respect to Performance Awards that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee has no discretion to increase the amount of the award due upon attainment of the applicable performance goals. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any award (i.e., to reduce or eliminate the award payable) within the meaning of Treasury Regulation Section 1.162-27(e)(2)(iii)(A).

                  (c) Performance Award Earned. The Performance Awards may be expressed in terms of Shares and referred to as "Performance Shares" or "Performance

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Units," as the Committee may specify. With respect to each Performance Award, the Committee shall fix the number of allocable Performance Shares or Performance Units. The level of Performance Goals attained will determine the percentage of Performance Shares or Performance Units earned for an Award Period. After completion of the Award Period, the Committee shall certify in writing the extent to which the Performance Goals and other material terms applicable to such award are attained. Unless and until the Committee so certifies, the Performance Award shall not be paid.

                  (d) Performance Award Payment. The Committee, in its discretion, may elect to make payment of the Performance Awards in Restricted Shares, Shares, cash or any combination of the foregoing.

                  (e) Requirement of Employment. A grantee of a Performance Award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its sole discretion, provide for a partial or full payment of the Performance Award that would have been payable if the grantee had continued employment for the entire Award Period, which shall be paid at the same time as would have been paid if no termination of employment occurred, but only if and to the extent the exercise of such discretion does not prevent any designated Incentive Award from qualifying as "performance based" within the meaning of Code Section 162(m)(4)(C).

                  (f) Dividends. The Committee may, in its discretion, at the time of the granting of a Performance Award, provide that any dividends declared on Shares during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee.

SECTION 9. NON-ASSIGNABILITY OF INCENTIVE AWARDS

                  (a) Except as provided in Section 9(b) with respect to Nonqualified Stock Options, no Incentive Award granted under the Plan shall be assigned, transferred, pledged, or otherwise encumbered by an Employee, otherwise than by will, by designation of a beneficiary after death, or by the laws of descent and distribution, or be made subject to execution, attachment or similar process. Except as provided in Section 9(b) with respect to Nonqualified Stock Options, each Incentive Award shall be exercisable during the Employee's lifetime only by the Employee or, if permissible under applicable law, by the Employee's guardian or legal representative.

                  (b) No Nonqualified Stock Option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974), provided, however, the Committee may by written action permit any holder of a Nonqualified Stock Option, either before or after the time of grant, to transfer a Nonqualified Stock Option during his

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lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, provided that no consideration is paid for the transfer and that such transfer would not result in the loss of any exemption under Rule 16b-3 for any option granted under any plan of the Company. The transferee of a Nonqualified Stock Option shall be subject to all restrictions, terms and conditions applicable to the Nonqualified Stock Option prior to its transfer. The Committee may impose on any transferable Nonqualified Stock Option and on the shares to be issued upon the exercise of a Nonqualified Stock Option such limitations and conditions as the Committee deems appropriate.

SECTION 10. CHANGE OF CONTROL

                  (a) General. In order to maintain all of the Employee's rights upon a Change of Control of the Company, all Incentive Awards, shall, with respect to any time periods relating to the exercise or realization of any such award, be accelerated, so that such award may be exercised or realized in full on or before such Change in Control on a date fixed by the Committee.

                  (b) Options. All outstanding Options that are not yet exercisable shall become immediately exercisable in full in the event of a Change of Control of the Company.

SECTION 11. TAXES

                  (a) Withholding for Taxes. The Company shall be entitled, if necessary or desirable, to withhold the amount of any tax attributable to any amounts payable under any Incentive Award and the Company may defer making payment of any Incentive Award if any such tax, charge, or assessment may be pending until indemnified to its satisfaction.

                  (b) Use of Shares for Tax Withholding Payments. With the approval of the Committee, Shares may be used in lieu of cash to pay all or any part of the mandatory federal, state or local withholding tax payments to be made by the Employee in connection with an Incentive Award, as follows:

                           (i) Nonqualified Stock Options. (a) The holder of a
                  Nonqualified Stock Option may elect to have the Company retain from the Shares to be issued upon exercise of such an option Shares having a Fair Market Value equal to the withholding tax to be paid; or (b) the holder of a Nonqualified Stock Option may deliver to the Company already-owned Shares having a Fair Market Value equal to the withholding tax to be paid and in such case.

                           (ii) Restricted Share Awards. If withholding taxes
                  are required to be paid at the time Restricted Shares are delivered to an Employee or at the expiration of the Restricted Period, then the Employee may pay such


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                  taxes by delivering to the Company Shares having a Fair Market
                  Value equal to the amount of the withholding tax being paid by use of Shares.

                           (iii) Performance Shares. If withholding taxes are
                  required to be paid at the time Shares are delivered to an Employee as a Performance Award, then the Employee may pay such taxes by delivering to the Company Shares having a Fair Market Value equal to the amount of the withholding tax being paid by use of Shares.

SECTION 12. COMPLIANCE WITH LAWS AND EXCHANGE REQUIREMENTS

                  No Option shall be granted and no Shares shall be issued in connection with any Incentive Award unless the grant of the Option and the issuance and delivery of Shares or cash pursuant to the Incentive Award shall comply with all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder, and the requirements of any market system or stock exchange upon which the Shares may then be listed.

SECTION 13. AMENDMENT AND TERMINATION OF PLAN

                  (a) Amendment. The Board may from time to time amend the Plan, or any provision thereof, in such respects as the Board may deem advisable except that it may not amend the Plan without shareholder approval so as to:

                  (i) increase the maximum number of Shares that may be issued under the Plan except in accordance with Section 3(c);

                  (ii)  expand the types of awards available under the Plan;

                  (iii) permit the granting of Options with exercise prices lower than those specified in Section 6 or materially modify the method for determining the Option exercise price;

                  (iv) materially modify the requirements as to eligibility for participation in the Plan;

                  (v)  materially extend the term of the Plan;

                  (vi) delete or modify the limitation on the repricing of Options at Section 6(h); or

                  (vii) prevent future grant of Incentive Awards to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C).

                  (b) Termination. The Board may at any time terminate the Plan.


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                  (c) Effect of Amendment or Termination. Any amendment or the termination of the Plan shall not adversely affect any Incentive Award previously granted nor disqualify an Incentive Award from being treated as "performance based" within the meaning of Code Section 162(m)(4)(C). Incentive Awards outstanding at the time that the Plan is amended or terminated shall remain in full force and effect as if the Plan had not been amended or terminated.

SECTION 14. NOTICES

Each notice relating to the Plan shall be in writing and delivered in person or by certified or registered mail to the proper address. Each notice to the Committee shall be addressed as follows: Farmers & Merchants Bancorp, Inc., Farmers & Merchants Bancorp, Inc., 307-11 N. Defiance Street, Archbold, Ohio 43502, Attention: Compensation Committee. Each notice to a Participant shall be addressed to the Participant at the address of the Participant maintained by the Company on its books and records. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

SECTION 15. BENEFITS OF PLAN

                  This Plan shall inure to the benefit of and be binding upon each successor of the Company. All rights and obligations imposed upon a Participant and all rights granted to the Company under this Plan shall be binding upon the Participant's heirs, legal representatives and successors.

SECTION 16. PRONOUNS AND PLURALS

                  All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

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SECTION 17. SHAREHOLDER APPROVAL AND TERM OF PLAN

                  (a) The Plan was approved by the Board of Directors of the Company on January 14, 2005 and shall only become effective upon its approval by shareholders at the annual meeting of the shareholders of the Company held in 2005.

                  (b) Unless sooner terminated under Section 13, the Plan shall be in effect from the date of its approval by shareholders of the Company in accordance with Section 17(a) and shall continue in effect until the tenth anniversary of the date its approval by shareholders.

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